As filed with the Securities and Exchange Commission on July 20, 2000

                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              AMERICA ONLINE, INC.

             (Exact name of Registrant as specified in its charter)

             Delaware                               54-1322110
  (State or other jurisdiction         (I.R.S. Employer Identification Number)
of incorporation or organization)

                                  22000 AOL Way
                           Dulles, Virginia 20166-9323

                                 (703) 265-1000

    (Address, including zip code, of Registrant's principal executive office)

                     The MapQuest.com, Inc. 1999 Stock Plan,
                    MapQuest.com, Inc. 1995 Stock Option Plan

                            (Full title of the plans)

                             Paul T. Cappuccio, Esq.
                    Senior Vice President and General Counsel
                              America Online, Inc.
                                  22000 AOL Way
                             Dulles, Virginia 20166
                                 (703) 265-1000

 (Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)

                                   Copies to:
                           Philip T. Ruegger III, Esq.
                           Simpson Thacher & Bartlett
                              425 Lexington Avenue
                            New York, New York 10017
                                 (212) 455-2000

                         CALCULATION OF REGISTRATION FEE


                                                                    Proposed
                                                                    Maximum
                                                                    Offering     Proposed Maximum      Amount of
                                                  Amount to be      Price Per        Aggregate       Registration
  Title of Securities to be Registered             Registered       Share (1)     Offering Price          Fee

Common Stock, $.01 par value per share (2)          1,718,201         $19.15         $32,903,549         $8,687
================================================ ================ ============== ================== ================

   (1) The maximum offering price per share has been determined solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, and is based on (i) 1,718,201 shares of Common Stock which may be purchased upon exercise of outstanding options and (ii) the average price of $19.15 at which options may be exercised.

   (2) The  America  Online  Common  Stock  being  registered   hereby  includes
       associated preferred stock purchase rights.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference

         The following documents (Commission file number 001-12143), which have been filed by America Online, Inc., a Delaware corporation (the "Company"), with the Commission, are incorporated herein by reference:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999 (filing date August 13, 1999)

(b) The Company's Quarterly Report on Form 10-Q/A, for the quarterly period ended March 31, 2000 (filing date May 17, 2000), which contains financial statements and related information that restate and supersede the financial statements and related information in America Online's Annual Report on Form 10-K for the fiscal year ended June 30, 1999, filed August 13, 1999

(c) The Company's Quarterly Report on Form 10-Q, for the quarterly period ended December 31, 1999 (filing date February 14, 2000)

(d) The Company's Quarterly Report on Form 10-Q, for the quarterly period ended September 30, 1999 (filing date November 2, 1999)

(e) The Company's Proxy Statement on Schedule 14A for the Company's 1999 Annual Meeting (filing date September 24, 1999)

(f) The Company's Current Report on Form 8-K dated December 1, 1999 (filing date December 2, 1999)

(g) The Company's Current Report on Form 8-K, dated December 21, 1999 (filing date January 3, 2000)

(h) The Company's Current Report on Form 8-K, dated January 10, 2000 (filing date January 14, 2000)

(i) The Company's Current Report on Form 8-K, dated January 19, 2000 (filing date January 20, 2000)

(j) The Company's Current Report on Form 8-K, dated January 10, 2000 (filing date February 11, 2000)

(k) The Company's Current Report on Form 8-K, dated March 17, 2000 (filing date March 24, 2000)

(l) The Company's Current Report on Form 8-K, dated April 3, 2000 (filing date April 3, 2000)

(m) The Company's Current Report on Form 8-K, dated April 18, 2000 (filing date April 21, 2000)

(n) The Company's Current Report on Form 8-K, dated May 23, 2000 (filing date May 23, 2000)

(o) The Company's Current Report on Form 8-K, dated June 29, 2000 (filing date July 17, 2000)

(p) The descriptions of the Company's Common Stock, including preferred stock purchase rights, which are contained in registration statements on Form 8-A under the Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such description

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities

         Not applicable.

Item 5.           Interests of Named Experts and Counsel

         None.

Item 6.           Indemnification of Directors and Officers

         Section 145(a) of the General Corporation Law of the State of Delaware ("Delaware Corporation Law") provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, because the person is or was a director or officer of the corporation. Such indemnity may be against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.

         Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other Court shall deem proper.

         Section 145(g) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

Item 7.           Exemption from Registration Claimed

         Not applicable.

Item 8.           Exhibits

         The following exhibits are filed herewith or incorporated by reference:

Exhibit No        Description

4.1       Restated  Certificate of  Incorporation  of the  Registrant  (filed as
          Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1997 and incorporated herein by reference).

4.2 Amendments of Section A of Article 4 of the Restated Certificate of Incorporation of the Registrant (filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-3, Registration No. 333-46633, and as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, both of which are incorporated herein by reference).

4.3 Restated By-Laws of the Registrant (filed as Exhibit 3.5 to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1998 and incorporated herein by reference).

4.4 Rights Agreement dated as of May 12, 1998, between the Registrant and BankBoston, N.A., as Rights Agent (filed as Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 and incorporated herein by reference).

4.5 Amendment No. 1, dated as of January 9, 2000, between the Registrant and BankBoston, N.A., as Rights Agent (filed as Exhibit 4.1 to the Registrant's Registration Statement on Form 8-A/A, dated as of January 14, 2000 and incorporated herein by reference.

4.6       The MapQuest.com, Inc. 1999 Stock Plan.

4.7       MapQuest.com, Inc. 1995 Stock Option Plan.

5.1 Opinion of Brenda C. Karickhoff, Esq., Vice President and Associate General Counsel of the Company, regarding the legality of securities being offered.

23.1 Consent of Brenda C. Karickhoff, Esq. (included as part of her opinion filed as Exhibit 5.1 and incorporated herein by reference).

23.2      Consents of Ernst & Young LLP.

24.1      Powers of Attorney.

Item 9.           Undertakings

     The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) to include any prospectus required by Section 10(a)(3) of the Securities;


        (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (except to the extent that the information required to be included by clauses (i) or (ii) is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement); notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

        (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment of any of the securities being registered which remain unsold at the termination of the offering.

4. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Loudoun, Commonwealth of Virginia, on this 20th day of July, 2000.

                               AMERICA ONLINE, INC.

                               By /s/J. Michael Kelly
                               J. Michael Kelly, Senior Vice President,
                               Chief Financial Officer and Assistant Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


            Signature                        Title                                      Date

                                Chief Executive Officer and Chairman of the
                *               Board (Principal Executive Officer)                July 20, 2000
         Stephen M. Case

                *               President and Chief Operating Officer
        Robert W. Pittman                                                          July 20, 2000

                                Senior Vice President, Chief Financial Officer
                                and Assistant Secretary (Principal Financial
       /s/J. Michael Kelly      Officer)
         J. Michael Kelly                                                          July 20, 2000

                                Senior Vice President, Controller, Chief
                                Accounting and Budget Officer (Principal
                *               Accounting Officer)
       James F. MacGuidwin                                                         July 20, 2000

                *
       Daniel F. Akerson        Director                                           July 20, 2000

                *
        James L. Barksdale      Director                                           July 20, 2000

                *
        Frank J. Caufield       Director                                           July 20, 2000

                *
        Miles R. Gilburne       Director                                           July 20, 2000

                *
      Alexander M. Haig, Jr.    Director                                           July 20, 2000


        Kenneth J. Novack       Vice Chairman and Director                         July 20, 2000

                *
        Colin L. Powell         Director                                           July 20, 2000

                *
        Franklin D. Raines      Director                                           July 20, 2000

                *
     Marjorie M. Scardino       Director                                           July 20, 2000


*By: /s/J. Michael Kelly
     J. Michael Kelly,
     Attorney-in-Fact

                                INDEX TO EXHIBITS

Exhibit No  Description
No.

4.1     Restated  Certificate  of  Incorporation  of the  Registrant  (filed  as
        Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1997 and incorporated herein by reference).

4.2 Amendments of Section A of Article 4 of the Restated Certificate of Incorporation of the Registrant (filed as Exhibit 4.1 to the
        Registrant's Registration Statement on Form S-3, Registration No. 333-46633, and as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, both of which are incorporated herein by reference).

4.3 Restated By-Laws of the Registrant (filed as Exhibit 3.5 to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1998 and incorporated herein by reference).

4.4 Rights Agreement dated as of May 12, 1998, between the Registrant and BankBoston, N.A., as Rights Agent (filed as Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 and incorporated herein by reference).

4.5 Amendment No. 1, dated as of January 9, 2000, between the Registrant and BankBoston, N.A., as Rights Agent (filed as Exhibit 4.1 to the Registrant's Registration Statement on Form 8-A/A, dated as of January 14, 2000 and incorporated herein by reference.

4.6     The MapQuest.com, Inc. 1999 Stock Plan.

4.7     MapQuest.com, Inc. 1995 Stock Option Plan.

5.1 Opinion of Brenda C. Karickhoff, Esq., Vice President and Associate General Counsel of the Company, regarding the legality of securities being offered.

23.1 Consent of Brenda C. Karickhoff, Esq. (included as part of her opinion filed as Exhibit 5.1 and incorporated herein by reference).

23.2    Consents of Ernst & Young LLP.

24.1    Powers of Attorney.